UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 16, 2013

GOLDEN GATE HOMES, INC.
(Exact name of registrant as specified in its Charter)

Delaware	001-32574	87-0745202
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

P.O. Box 2490, Napa, California	94558
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:   (707) 255-9890

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.  DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

Effective October 16, 2013, James Sayler resigned as the Company’s Chief Financial Officer.  Mr. Sayler’s resignation was not a result of any disagreement with the Company.  The Company is currently conducting a search for a Chief Financial Officer to replace Mr. Sayler.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOLDEN GATE HOMES, INC.
(Registrant)

Date: October 22, 2013	By:	/s/Tim Wilkens
Tim Wilkens
Chairman and Chief Executive Officer